Exhibit 99.1

Susquehanna Bancshares, Inc. Announces Full Year and Fourth Quarter Results; Company Meets 2004 Organic Growth Targets, Quarter-Over-Quarter Profitability Improvements

    LITITZ, Pa.--(BUSINESS WIRE)--Jan. 25, 2005--Susquehanna Bancshares, Inc., (Susquehanna) (Nasdaq:SUSQ) today announced net income for the year ended December 31, 2004, was $70.2 million, or $1.60 per diluted share, compared to the $62.4 million, or $1.56 per diluted share, earned in 2003. Net income for the fourth quarter of 2004 was $19.2 million, or $0.41 per diluted share, compared to $14.0 million for the fourth quarter of 2003, or $0.35 per diluted share.

    Full Year/Fourth Quarter Financial Highlights

    -- Total deposits grew 24%, rising to $5.1 billion from $4.1 billion in the fourth quarter of 2003. Excluding Patriot Bank Corp., which was acquired on June 10, 2004, and 2004 branch sales, this increase was 10%.

    -- Loans and leases grew 23%, rising to $5.3 billion from $4.3 billion in the fourth quarter of 2003. Excluding Patriot this increase was 8%.

    -- Total assets grew 26%, rising to $7.5 billion from $6.0 billion in the fourth quarter of 2003. Excluding Patriot this increase was 6%.

    --  Credit quality remains strong, highlighted by:


        -- The net charge-offs to average loans ratio remained low and improved to 0.16% for 2004 compared with 0.18% for 2003.

        -- The nonperforming assets to total loans, leases and OREO ratio improved to 0.41% at December 31, 2004, from 0.65% at December 31, 2003.


    -- Fourth quarter profitability measurements improved in every category, highlighted by:



        -- Return of average assets improvement to 1.03% as compared to 0.94% in the fourth quarter 2003.

        -- Return on average tangible equity(1) increased to 15.71% from 11.72% in the fourth quarter of 2003.


    -- Efficiency ratios improved both on a GAAP and non-GAAP basis, led by the efficiency ratio excluding Hann Financial Services Corp. (Hann)(1), which improved to 58% from 61% in the fourth quarter 2003.

    -- Net interest margin increased to 3.67% from 3.62% in the fourth quarter of 2003.

    Total assets under management and under administration were $5.0 billion at December 31, 2004, up from $4.2 billion at December 31, 2003, representing 19% growth. Excluding Patriot this increase was 11%.
    Equity capital was $752 million at December 31, 2004, or $16.13 per share, compared to $547 million at December 31, 2003, or $13.73 per share.
    Susquehanna's fully diluted EPS guidance for 2005 is $1.70 to $1.80.

    Linked Quarter Highlights (Fourth Quarter 2004 vs. Third Quarter
2004):

    -- Deposits, excluding branch sales, increased 2% to $5.1 billion.

    --  Loan and leases increased 2% to $5.3 billion.

    -- Net income increased 4% to $19.2 million from $18.5 million in the third quarter of 2004.

    -- Efficiency ratio excluding Hann(1) improved to 58% from 59% in the third quarter of 2004.

    -- Net interest margin improved to 3.67% from 3.63% in the third quarter of 2004.

    (1)A non-GAAP financial measure. The most comparable GAAP measurement for return on average tangible equity is return on average equity. The most comparable measurement for efficiency ratio excluding Hann is efficiency ratio including Hann. A reconciliation of the differences between these non-GAAP and GAAP measurements can be found at the end of this release under the heading "Supplemental Reporting of Non-GAAP Financial Measures."

    "With hard work and commitment from our employees, we met our 2004 growth targets and improved quarter over quarter profitability," said Susquehanna Chairman, President and CEO William J. Reuter. "We continue to set aggressive goals for ourselves and are working hard to strengthen our organization in 2005."
    Susquehanna's 2006 targets include a tangible return on equity of 17 percent and an efficiency ratio excluding Hann of 57 percent. The recent launch of Susquehanna's corporate-wide branding and bank realignment project should improve the company's efficiency ratio in 2005 and into 2006. The project, slated for completion in the second quarter of 2005, consolidates the company's eight banks into three and brands all bank and non-bank affiliates with the Susquehanna identity. "We already are seeing positive results, for the company and the customer, even in the initial stages of this project," said Reuter. "We anticipate even more substantial results for our customers and our shareholders as the project continues."
    Susquehanna's 2004 acquisition of Patriot Bank Corp. strengthened the company's eastern Pennsylvania presence and affirmed the company's stated intent for strategic acquisitions in high-growth markets. Reuter said Susquehanna will continue to seek small acquisitions, particularly in the wealth management arena. However, he added the company is also ready to act should an attractive bank opportunity arise.

    Additional Highlights

    -- Susquehanna launched its corporate-wide branding strategy and bank realignment project in October 2004. Along with a name and brand identity change, the company is combining its eight banking subsidiaries into three. The branding and realignment will provide customers access to more banking offices and will create banks of greater size allowing Susquehanna to increase its presence in target markets. The company anticipates an improvement in its efficiency ratio which should have a positive effect on future earnings and shareholder value.

    -- Susquehanna affiliate Susquehanna Bank PA moved into its new 37,000 square-foot headquarters building in Manheim Township, Lancaster, Pa. The building houses over 60 employees from Susquehanna Bank's executive administration, commercial lending, loan underwriting and branch administration groups. It also houses offices of Susquehanna's wealth management affiliate Susquehanna Trust & Investment Company. The first floor of the building features a 3,200 square-foot, state-of-the-art, full-service branch office. This is the bank's first newly constructed branch since its name and brand change in November 2004 from Farmers First Bank to Susquehanna Bank PA.

    -- Susquehanna and its employees launched an internal campaign to aid relief efforts in the areas affected by the South Asia tsunami. The company distributed campaign envelopes to all of its 2,300 employees and board of directors in Pennsylvania, Maryland, New Jersey and West Virginia to collect donations to fund AmeriCares, the American Red Cross, Mennonite Central Committee and the United Way South Asia Response Fund. Susquehanna will match all employee donations, dollar for dollar, up to $25,000. The company's goal is a collective gift of more than $50,000 to the campaign's relief organizations.

    -- Susquehanna was recently named a Silver Award winner in First Manhattan Consulting Group's (FMCG) ""Up and Comer" category for recent organic retail banking revenue growth. This recognition is based on Susquehanna's branch-based same-store-sales deposit growth being two to three-times faster than the industry average achieved by the top 150 banks during the past two years. FMCG's clients include 80% of the 70 largest U.S. holding companies, major international banks from 22 countries, and most of the major national brokerage firms and leading regional brokerages, among others.

    Susquehanna announced it will broadcast its fourth quarter results conference call over the Internet on January 26, 2004, at 11 a.m. Eastern time. Investors will have the opportunity to listen to the conference call through a live broadcast at www.susquehanna.net. To listen to the live call, please go to the Investor Relations section of Susquehanna's Web site at least fifteen minutes early to download and install any necessary audio software. For those who cannot listen to the live broadcast, an archive will be available shortly after the call.
    Susquehanna is a financial services holding company, operating in multiple states, with assets of $7.5 billion. It provides financial services through its subsidiaries at 175 locations in the mid-Atlantic region. In addition to its current six commercial banks, Susquehanna operates a trust and investment company, an asset management company, a property and casualty insurance brokerage company, a commercial leasing company and a vehicle leasing company. Investor information may be requested on Susquehanna's Web site at www.susquehanna.net.

    This press release contains certain financial information determined by methods other than in accordance with GAAP. Susquehanna's management uses these non-GAAP measures in its analysis of the Company's performance. These non-GAAP financial measures require management to make judgments about the exclusion of certain items, and if different judgments were made, the amounts reported would be different. These measures typically exclude the effects of intangibles and related amortization and include the tax benefit associated with revenue items that are tax-exempt. Additional disclosures regarding these non-GAAP financial measures are included in the accompanying financial information. The presentation of these non-GAAP financial measures is intended to supplement investors' understanding of Susquehanna's core business activities. These non-GAAP disclosures should not be viewed as a substitute for operating results determined in accordance with GAAP, nor are they necessarily comparable to non-GAAP performance measures which may be presented by other companies.
    This press release contains "forward-looking" statements as defined in the Private Securities Litigation Reform Act of 1995, regarding Susquehanna's expectations of its tangible return on equity, branding strategy and internal realignment plans and their potential impact on the company's efficiency ratios and general financial results. The conference call will include management's discussion of fourth quarter and year end 2004 results, a brief update of the auto leasing business, the branding and bank realignment projects, and may also include forward-looking information such as financial guidance and goals for 2005 and 2006. These statements are not historical facts or guarantees of future performance, events or results. Such statements involve potential risks and uncertainties, including Susquehanna's ability to increase its presence in target markets, and achieve operational and administrative efficiencies by reducing redundancies. Accordingly, actual results may differ materially. Susquehanna undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.



SUMMARY FINANCIAL INFORMATION
(Dollars in thousands, except per share data)
                                                    Twelve Months
                                                ----------------------
                            4Q04        4Q03       2004       2003
                         ----------- ---------- ----------- ----------
Balance Sheet (EOP)
Investments              $1,245,414   $988,222  $1,245,414   $988,222
Loans and leases          5,253,008  4,263,272   5,253,008  4,263,272
Allowance for loan &
 lease losses (ALLL)         54,093     42,672      54,093     42,672
Total assets              7,475,073  5,953,107   7,475,073  5,953,107
Deposits                  5,130,682  4,134,467   5,130,682  4,134,467
Short-term borrowings       420,868    355,553     420,868    355,553
FHLB borrowings             751,220    613,850     751,220    613,850
Long-term debt              223,277    130,000     223,277    130,000
Shareholders' equity        751,694    547,382     751,694    547,382

Stated Book Value per
 Share                        16.13      13.73       16.13      13.73
Tangible Book Value per
 Share                        10.71      12.14       10.71      12.14

Average Balance Sheet
Investments               1,272,493  1,007,239   1,193,001  1,135,705
Loans and leases          5,195,044  4,212,486   4,743,864  3,969,532
Total earning assets      6,530,531  5,308,399   6,009,270  5,182,742
Total assets              7,443,725  5,891,697   6,776,782  5,724,526
Deposits                  5,156,432  4,064,984   4,753,649  3,942,279
Short-term borrowings       403,567    381,309     358,348    352,271
FHLB borrowings             725,120    596,760     640,397    587,305
Long-term debt              223,354    130,000     190,649    141,425
Shareholders' equity        744,774    541,381     654,155    538,418

Income Statement
Net interest income          59,570     47,887     214,018    187,006
Loan & lease loss
 provision                    3,430      2,677      10,020     10,222
Noninterest income           30,040     22,656     114,590    101,750
Noninterest expense          58,875     47,846     219,042    189,430
Income before taxes          27,305     20,020      99,546     89,104
Income taxes                  8,056      6,006      29,366     26,731
Net income                   19,249     14,014      70,180     62,373
Basic earnings per share       0.41       0.35        1.61       1.57
Diluted earnings per
 share                         0.41       0.35        1.60       1.56
Cash dividends paid per
 share                         0.23       0.22        0.89       0.86

Asset Quality
Net charge-offs (NCO)        $1,805     $1,518      $7,748     $7,221
Nonaccrual loans &
 leases                      20,406     19,037      20,406     19,037
Restructured loans                0      5,823           0      5,823
OREO                          1,340      2,893       1,340      2,893
Total nonperforming
 assets (NPA)                21,746     27,753      21,746     27,753
Loans & leases 90 days
 past due                    10,217      6,538      10,217      6,538



RATIO ANALYSIS              4Q04        4Q03        2004       2003
                         ----------- ---------- ----------- ----------

Credit Quality
NCO / Average loans &
 leases                        0.14%      0.14%       0.16%      0.18%
NPA / Loans & leases &
 OREO                          0.41%      0.65%       0.41%      0.65%
ALLL / Nonperforming
 loans & leases              265.08%    171.65%     265.08%    171.65%
ALLL / Total loans &
 leases                        1.03%      1.00%       1.03%      1.00%

Capital Adequacy
Equity / Assets               10.06%      9.19%      10.06%      9.19%
Long-term debt / Equity       29.70%     23.75%      29.70%     23.75%

Profitability
Return on average assets       1.03%      0.94%       1.04%      1.09%
Return on average equity      10.28%     10.27%      10.73%     11.58%
Return on average
 tangible equity (1)          15.71%     11.72%      14.36%     13.16%
Net interest margin            3.67%      3.62%       3.60%      3.65%
Efficiency ratio              65.18%     67.31%      66.15%     65.09%
Efficiency ratio
 excluding Hann (1)           57.93%     60.91%      61.09%     62.25%


(1)Supplemental Reporting of Non-GAAP Financial Measures

Susquehanna has presented a return on average tangible equity, which is a non-GAAP financial measure and is most directly comparable to the GAAP measurement of return on average equity. For purposes of computing return on average tangible equity, we have excluded the balance of intangible assets and their related amortization expense from our calculation of return on average tangible equity to allow us to review the core operating results of our company. This is consistent with the treatment by bank regulatory agencies which excludes goodwill and other intangible assets from the calculation of risk-based capital ratios. A reconciliation of return on average tangible equity to return on average equity is set forth below.


Return on average equity
 (GAAP basis)                 10.28%     10.27%      10.73%     11.58%
Effect of excluding
 average intangible
 assets and related
 amortization                  5.43%      1.45%       3.63%      1.58%
Return on average
 tangible equity              15.71%     11.72%      14.36%     13.16%

Susquehanna has presented an efficiency ratio excluding Hann, which is a non-GAAP financial measure and is most directly comparable to the GAAP presentation of efficiency ratio. We measure our efficiency ratio by dividing noninterest expenses by the sum of net interest income, on a FTE basis, and noninterest income. The presentation of an efficiency ratio excluding Hann is computed as the efficiency ratio excluding the effects of our auto leasing subsidiary, Hann. Management believes this to be a preferred measurement because it excludes the volatility of full-term ratios, securitization gains, and residual values of Hann and provides more focused visibility into our core business activities. A reconciliation of efficiency ratio excluding Hann to efficiency ratio is set forth below.


Efficiency ratio (GAAP basis) 65.18%     67.31%      66.15%     65.09%
Effect of excluding Hann       7.25%      6.40%       5.06%      2.84%
Efficiency ratio excluding
 Hann                         57.93%     60.91%      61.09%     62.25%





CONSOLIDATED BALANCE SHEETS

                                           December 31,  December 31,
                                               2004          2003
                                           ------------- -------------
                                           (in thousands, except share
                                                      data)
Assets
   Cash and due from banks                     $160,574      $176,240
   Short-term investments:
     Restricted                                  27,190        44,817
     Unrestricted                                31,544        34,145
                                           ------------- -------------
          Total short-term investments           58,734        78,962
                                           ------------- -------------
   Securities available for sale              1,240,945       983,882
   Securities held to maturity (fair values
    approximate $4,469 and $4,340)                4,469         4,340
   Loans and leases, net of unearned income   5,253,008     4,263,272
     Less: Allowance for loan and lease
      losses                                     54,093        42,672
                                           ------------- -------------
          Net loans and leases                5,198,915     4,220,600
                                           ------------- -------------
   Premises and equipment, net                   83,606        62,961
   Foreclosed assets                              1,340         2,893
   Accrued income receivable                     21,661        17,494
   Bank-owned life insurance                    249,691       200,555
   Goodwill                                     240,670        59,123
   Intangible assets with finite lives           11,960         4,372
   Investment in and receivables from
    unconsolidated entities                      68,384        42,717
   Other assets                                 134,124        98,968
                                           ------------- -------------
                                             $7,475,073    $5,953,107
                                           ============= =============

Liabilities and Shareholders'
 Equity
   Deposits:
     Demand                                    $853,411      $724,474
     Interest-bearing demand                  1,765,077     1,295,593
     Savings                                    559,530       508,889
     Time                                     1,367,282     1,251,058
     Time of $100 or more                       585,382       354,453
                                           ------------- -------------
          Total deposits                      5,130,682     4,134,467
   Short-term borrowings                        420,868       355,553
   FHLB borrowings                              751,220       613,850
   Long-term debt                               200,000       130,000
   Junior subordinated debentures                23,277             0
   Accrued interest, taxes, and expenses
    payable                                      41,255        35,791
   Deferred taxes                               114,050       104,281
   Other liabilities                             42,027        31,783
                                           ------------- -------------
          Total liabilities                   6,723,379     5,405,725
                                           ------------- -------------

Shareholders' equity:
   Common stock, $2.00 par value,
     100,000,000 shares authorized;
      Issued: 46,592,930 at December 31,
      2004,  and 39,861,317 at December
      31, 2003                                   93,186        79,723
   Additional paid-in capital                   226,384        66,264
   Retained earnings                            435,159       403,450
   Accumulated other comprehensive loss,
    net of taxes of ($1,634) and ($1,107)        (3,035)       (2,055)
                                           ------------- -------------
          Total shareholders' equity            751,694       547,382
                                           ------------- -------------
                                             $7,475,073    $5,953,107
                                           ============= =============





CONSOLIDATED STATEMENTS OF INCOME
                                    Three Months
                                       Ended            Year Ended
                                    December 31,        December 31,
-------------------------------- ----------------- -------------------
(Dollars in thousands, except
 per share data)                   2004     2003     2004      2003
-------------------------------- -------- -------- --------- ---------
Interest Income:
  Loans and leases, including
   fees                          $78,074  $61,979  $276,864  $245,980
  Securities:
                     Taxable      11,209    8,414    40,383    36,793
                     Tax-exempt      499      283     1,566     1,441
                     Dividends       476      203     2,131     1,101
  Short-term investments             272      164       815       705
                                 -------- -------- --------- ---------
     Total interest income        90,530   71,043   321,759   286,020
                                 -------- -------- --------- ---------

Interest Expense:
  Deposits:
     Interest-bearing demand       5,350    2,215    16,802     9,473
     Savings                         629      391     2,115     1,999
     Time                         13,508   11,981    49,485    51,419
  Short-term borrowings            1,614      863     4,260     3,583
  FHLB borrowings                  6,274    5,366    22,529    22,420
  Long-term debt                   3,585    2,340    12,550    10,120
                                 -------- -------- --------- ---------
     Total interest expense       30,960   23,156   107,741    99,014
                                 -------- -------- --------- ---------
Net interest income               59,570   47,887   214,018   187,006
Provision for loan and lease
 losses                            3,430    2,677    10,020    10,222
                                 -------- -------- --------- ---------
Net interest income, after
 provision for loan and lease
 losses                           56,140   45,210   203,998   176,784
                                 -------- -------- --------- ---------

Noninterest Income:
  Service charges on deposit
   accounts                        5,643    5,225    21,913    19,798
  Vehicle origination, servicing,
   and securitization fees         4,208    5,012    19,783    26,132
  Asset management fees            3,934    2,904    14,411    10,274
  Income from fiduciary-related
   activities                      1,972    1,392     6,232     5,783
  Commissions on brokerage, life
   insurance and annuity sales     1,013      549     4,012     2,059
  Commissions on property and
   casualty insurance sales        2,501    2,262     9,191     8,354
  Income from bank-owned life
   insurance                       2,411    2,024     9,105     6,963
  Net gain on sale of loans and
   leases                          2,019      872     9,645     9,700
  Net gain on securities             346        0     4,683     2,110
  Other                            5,993    2,416    15,615    10,577
                                 -------- -------- --------- ---------
     Total noninterest income     30,040   22,656   114,590   101,750
                                 -------- -------- --------- ---------

Noninterest Expenses:
  Salaries and employee benefits  27,999   22,749   106,127    91,151
  Occupancy                        4,174    3,557    15,718    13,813
  Furniture and equipment          2,384    2,258     9,059     8,712
  Amortization of intangible
   assets                            332      157     1,124       626
  Vehicle residual value           1,668    1,653     5,721     6,486
  Vehicle delivery and
   preparation                     4,231    3,818    14,430    12,934
  Other                           18,087   13,654    66,863    55,708
                                 -------- -------- --------- ---------
    Total noninterest expenses    58,875   47,846   219,042   189,430
                                 -------- -------- --------- ---------
Income before income taxes        27,305   20,020    99,546    89,104
Provision for income taxes         8,056    6,006    29,366    26,731
                                 -------- -------- --------- ---------
Net Income                       $19,249  $14,014   $70,180   $62,373
                                 ======== ======== ========= =========

Earnings per share:
    Basic                          $0.41    $0.35     $1.61     $1.57
    Diluted                        $0.41    $0.35     $1.60     $1.56
Cash dividends                     $0.23    $0.22     $0.89     $0.86
Average shares outstanding:
    Basic                         46,533   39,833    43,585    39,742
    Diluted                       46,797   40,165    43,872    40,037





DISTRIBUTION OF ASSETS, LIABILITIES AND SHAREHOLDERS' EQUITY

Interest rates and interest differential-taxable equivalent basis
----------------------------------------------------------------------
                     For the Three Month        For the Three Month
                        Period Ended                Period Ended
                      December 31, 2004          December 31, 2003
------------------------------------------- --------------------------
(Dollars in        Average            Rate    Average            Rate
 thousands)        Balance   Interest  (%)    Balance   Interest  (%)
------------------------------------------ --------------------------
Assets
Short-term
 investments        $62,994     $272  1.72     $88,674     $164  0.73
Investment
 securities:
   Taxable        1,229,112   11,685  3.78     983,574    8,617  3.48
   Tax-
    advantaged       43,381      768  7.04      23,665      435  7.30
---------------------------  -------        ----------  -------

  Total
   investment
   securities     1,272,493   12,453  3.89   1,007,239    9,052  3.57
---------------------------  -------        ----------  -------
Loans and
 leases, (net):
   Taxable        5,113,082   77,233  6.01   4,143,131   61,258  5.87
   Tax-
    advantaged       81,962    1,294  6.28      69,355    1,109  6.35
---------------------------  -------        ----------  -------

  Total loans
   and leases     5,195,044   78,527  6.01   4,212,486   62,367  5.87
---------------------------  -------        ----------  -------

Total interest-
 earning assets   6,530,531  $91,252  5.56   5,308,399  $71,584  5.35
                             -------                    -------
Allowance for
 loan and lease
 losses             (53,379)                   (41,926)
Other non-
 earning assets     966,573                    625,224
---------------------------                 ----------

    Total assets $7,443,725                 $5,891,697
---------------------------                 ----------

Liabilities
Deposits:
   Interest-
    bearing
    demand       $1,792,287   $5,351  1.19  $1,251,816   $2,215  0.70
   Savings          570,604      629  0.44     508,749      391  0.30
   Time           1,939,840   13,508  2.77   1,602,991   11,981  2.97
Short-term
 borrowings         403,567    1,614  1.59     381,309      863  0.90
FHLB borrowings     725,120    6,274  3.44     596,760    5,366  3.57
Long-term debt      223,354    3,585  6.39     130,000    2,340  7.14
---------------------------  -------        ----------  -------

Total interest-
 bearing
 liabilities      5,654,772  $30,961  2.18   4,471,625  $23,156  2.05
                             -------                    -------
Demand deposits     853,701                    701,428
Other
 liabilities        190,478                    177,263
---------------------------                 ----------

    Total
     liabilities  6,698,951                  5,350,316
---------------------------                 ----------

Equity              744,774                    541,381
---------------------------                 ----------

Total
 liabilities &
 shareholders'
 equity          $7,443,725                 $5,891,697
---------------------------                 ----------

Net interest
 income / yield
 on average
 earning assets              $60,291  3.67              $48,428  3.62
                             -------                    -------

1. Average loan balances include non accrual loans.

2. Tax-exempt income has been adjusted to a tax-equivalent basis using a marginal tax rate of 35%.

3. For presentation in this table, average balances and the corresponding average rates for investment securities are based upon historical cost, adjusted for amortization of premiums and accretion of discounts.



DISTRIBUTION OF ASSETS, LIABILITIES AND SHAREHOLDERS' EQUITY
(continued)

Interest rates and interest differential-taxable equivalent basis
----------------------------------------------------------------------
                     For the Twelve Month       For the Twelve Month
                        Period Ended                Period Ended
                      December 31, 2004          December 31, 2003
------------------------------------------- --------------------------
(Dollars in        Average            Rate    Average            Rate
 thousands)        Balance   Interest  (%)    Balance   Interest  (%)
------------------------------------------ --------------------------
Assets
Short-term
 investments        $72,405     $815  1.13     $77,505     $705  0.91
Investment
 securities:
   Taxable        1,159,860   42,513  3.67   1,104,863   37,893  3.43
   Tax-
    advantaged       33,141    2,411  7.27      30,842    2,217  7.19
---------------------------  -------        ----------  -------

  Total
   investment
   securities     1,193,001   44,924  3.77   1,135,705   40,110  3.53
---------------------------  -------        ----------  -------
Loans and leases,
 (net):
   Taxable        4,668,299  273,781  5.86   3,910,353  243,236  6.22
   Tax-
    advantaged       75,565    4,743  6.28      59,179    4,222  7.13
---------------------------  -------        ----------  -------

  Total loans
   and leases     4,743,864  278,524  5.87   3,969,532  247,458  6.23
---------------------------  -------        ----------  -------

Total interest-
 earning assets   6,009,270 $324,263  5.40   5,182,742 $288,273  5.56
                            --------                   --------
Allowance for
 loan and lease
 losses             (49,012)                   (40,868)
Other non-earning
 assets             816,524                    582,652
---------------------------                 ----------

    Total assets $6,776,782                 $5,724,526
---------------------------                 ----------

Liabilities
Deposits:
   Interest-
    bearing
    demand       $1,640,525  $16,803  1.02  $1,195,656   $9,473  0.79
   Savings          552,950    2,115  0.38     498,157    1,999  0.40
   Time           1,776,623   49,484  2.79   1,601,495   51,419  3.21
Short-term
 borrowings         358,348    4,261  1.19     352,271    3,582  1.02
FHLB borrowings     640,397   22,529  3.52     587,305   22,420  3.82
Long-term debt      190,649   12,550  6.58     141,425   10,120  7.16
---------------------------  -------        ----------  -------

Total interest-
 bearing
 liabilities      5,159,492 $107,742  2.09   4,376,309  $99,013  2.26
                            --------                   --------
Demand deposits     783,551                    646,971
Other liabilities   179,584                    162,828
---------------------------                 ----------

    Total
     liabilities  6,122,627                  5,186,108
---------------------------                 ----------

Equity              654,155                    538,418
---------------------------                 ----------

Total liabilities &
 shareholders'
 equity          $6,776,782                 $5,724,526
---------------------------                 ----------

Net interest income
 / yield on average
 earning assets             $216,521  3.60             $189,260  3.65
                            --------                   --------

1. Average loan balances include non accrual loans.

2. Tax-exempt income has been adjusted to a tax-equivalent basis using a marginal tax rate of 35%.

3. For presentation in this table, average balances and the corresponding average rates for investment securities are based upon historical cost, adjusted for amortization of premiums and accretion of discounts.





LOANS AND LEASES

Loans and leases, net of unearned income were as follows:
                                            December 31,  December 31,
                                                2004          2003
                                            -----------   -----------
                                                 (in thousands)
Commercial, financial, and agricultural        $760,106      $621,438
Real estate - construction                      741,360       549,672
Real estate secured - residential             1,611,999     1,306,371
Real estate secured - commercial              1,253,053     1,016,360
Consumer                                        351,846       337,989
Leases                                          534,644       431,442
                                            -----------   -----------
           Total loans and leases            $5,253,008    $4,263,272
                                            ===========   ===========


    CONTACT: Susquehanna Bancshares, Inc.
             Gregg M. Lampf, 717-625-6305
             ir@susqbanc.com